Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of this 3rd day of August, 2011 (the “Effective Date”), by and among DPAC Technologies Corp., a California corporation (“DPAC”), and Quatech, Inc., an Ohio corporation (“Quatech”, together with DPAC, the “Borrowers”), and Fifth Third Bank, an Ohio banking corporation (“Lender”).

RECITALS AND STIPULATIONS

A. Borrowers and Lender are parties to a certain Credit Agreement, dated as of January 30, 2008 (the “Original Loan Agreement”), as modified by that certain First Amendment to Credit Agreement, dated as of January 31, 2009 (the “First Amendment”), and that certain Second Amendment to Credit Agreement, dated as of March 30, 2010 (the “Second Amendment”), that certain Third Amendment to Credit Agreement, dated as of July 30, 2010 (the “Third Amendment”), that certain Fourth Amendment to Credit Agreement dated as of February 25, 2011 (the “Fourth Amendment”), that certain Fifth Amendment to Credit Agreement dated as of June 14, 2011 (the “Fifth Amendment,” together with the Original Loan Agreement, the Fourth Amendment, the Third Amendment, the Second Amendment, and the First Amendment, the “Loan Agreement”);

B. In connection with the Original Loan Agreement, the Borrowers executed that certain Revolving Credit Promissory Note in favor of the Bank, dated as of January 30, 2008 (the “Original Note”), which was replaced by that certain Revolving Credit Promissory Note in favor of the Bank, dated as of January 31, 2009 (the “Second Note,” together with the Original Note, the “Note,” together with the Loan Agreement, the “Loan Documents”), and executed in connection with the First Amendment;

C. Borrowers defaulted and remain in default under section 6.1 and section 7.1 of the Loan Agreement (such defaults under these sections only being the “Existing Defaults”), as well as other defaults under other sections of the Loan Agreement (the “Continuing Defaults”) by, among other things, failing to pay the Bank amounts due under the Second Note, and purchasing assets in excess of $100,000.00 from Socket Mobile, Inc. through the assistance of Development Capital Venture, L.P. without the express written consent of the Bank;

D. Borrowers and Lender entered into the respective amendments to the Original Loan Agreement in order to permit the Borrowers to cure the Existing Defaults;

E. Borrowers have requested that Lender forbear from exercising any of its rights and remedies under the Loan Documents and applicable law in respect of the Existing Defaults, the Continuing Defaults, and certain other Events of Default with respect to the Obligations, and Lender has agreed to so forbear upon the terms and subject to the conditions set forth in this Agreement;

F. Borrowers have informed the Lender that Borrowers intend to enter into an Asset Purchase Agreement (the “Purchase Agreement”) with Q-Tech Acquisition, LLC (“QT”), which requires, inter alia, payment in full of the Obligations in connection with the closing thereunder;

G. Each term used herein and not otherwise defined herein shall have the meaning given to such term in the Loan Documents; and

H. The Borrowers and Lender acknowledge and agree that this Agreement has been negotiated in good faith.

NOW, THEREFORE, in consideration of the recitals and stipulations set forth above and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and Lender hereby agree as follows:

AGREEMENT

1. General Acknowledgment. Borrowers acknowledge and agree to the following:

(a) Borrowers hereby acknowledge the accuracy of the representations set forth in the Recitals and Stipulations of this Agreement;

(b) Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Lender of any of its rights under the Loan Documents or at law or in equity;

(c) Neither this Agreement nor any other agreement executed in connection herewith pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to cure the Existing Defaults and/or Continuing Defaults or any other Event of Default, which may exist under the Loan Documents, or to be a waiver by the Lender of the Existing Defaults and/or Continuing Defaults or any other Event of Default under the Loan Documents, or of any rights or remedies in connection therewith or with respect hereto, evidencing the parties’ intention that the Obligations under the Loan Documents shall remain in full force and effect;

(d) All liens, security interests, rights and remedies granted to Lender for its benefit under the Loan Documents are hereby renewed, confirmed and continued; and

(e) The Borrowers reaffirm the validity, binding effect and enforceability of each of the Loan Documents, as modified by provisions of this Agreement, and acknowledge that the Borrowers are liable to Lender for the full amount of Indebtedness evidenced by the Loan Documents (as modified hereby), without offset, deduction, claim, counterclaim, defense or recoupment of any kind.

2. Confirmation of Indebtedness. Borrowers confirm and acknowledges that as of August 2, 2011, it is indebted and obligated to Lender under the Note in the following amounts:

(a)	Principal:	$1,500,000.00; and

(b)	Accrued and Unpaid Interest:	$1,093.75.

3. Consent; Forbearance. Subject to Borrowers’ satisfaction of all of the Obligations contemporaneously with the closing of the sale contemplated in the Purchase Agreement, Lender hereby irrevocably waives any default or Event of Default that was or will be caused solely as a result of the Borrowers’ execution, delivery or performance of the Purchase Agreement (such waived defaults being “Asset Sale Defaults”). Lender will forbear from taking action with respect to any Existing Defaults or Continuing Defaults that occur at any time on or prior to October 31, 2011, provided that the Borrowers comply with all terms and conditions contained in this Agreement. The Lender’s obligation to so forbear will commence on the Effective Date and will terminate on the earlier of October 31, 2011, or the date of occurrence of any Agreement Default (defined below) (such period of forbearance being the “Forbearance Period”). For the avoidance of doubt, the forbearance granted hereunder includes a forbearance with respect to the Borrowers’ obligations to repay the outstanding principal amount under the Loan Documents (otherwise due on September 15, 2011) until the expiration or termination of the Forbearance Period.

4. Conditions to the Lender’s Forbearance. Lender’s willingness to forbear as provided in this Agreement is conditioned on the following:

a.	The execution of this Agreement by the Borrowers;

b.	Lender receiving the resolutions of each of the Borrowers authorizing the execution of this Agreement and the implementation of the transactions contemplated hereby. A copy of these resolutions is attached hereto as Exhibit A;

c.	In the form of consent attached to this Agreement as Exhibit B, Canal Mezzanine Partners, L.P. (“Canal”), Director of Development of the State of Ohio (the “State”), and Development Capital Ventures, L.P. (“DCV”) each respectively (i) acknowledging and consenting to a Consent of Subordinated Creditor (“Subordination Agreement”) subordinating certain Indebtedness of the Borrowers to the Loan Documents, and (ii) confirming that the Subordination Agreement shall continue in full force and effect;

d.	In consideration of the forbearance granted by Lender to Borrowers pursuant to this Agreement, Borrowers paying to Lender on the Effective Date of this Agreement a non-refundable forbearance fee of Twenty Thousand Dollars ($20,000) (the “Forbearance Fee”). In addition and concurrently with the execution hereof, Borrowers paying to Lender the approximate fees and expenses incurred to date with respect to the preparation, negotiation and execution of this Agreement and all related documents and the transactions contemplated hereby and thereby. In the event additional legal fees are incurred by Lender subsequent to the date hereof with respect to the preparation, negotiation and execution of this Agreement and all related documents and the transactions contemplated hereby and thereby, Borrowers shall pay any and all such amounts to Lender (or directly to its counsel) promptly upon demand therefor;

e.	The Borrowers making all required payments of interest to Lender pursuant to the terms of the Loan Documents;

f.	Pursuant to the Purchase Agreement, the filing of an Information Statement on Schedule 14C with the Securities and Exchange Commission on or before August 31, 2011;

g.	Borrowers satisfying the remaining Obligations on or before October 31, 2011, including the payment in full of the Indebtedness owed pursuant to the Loan Documents;

h.	Borrowers maintaining all business banking accounts with Lender;

i.	As of the date of this Agreement, excepting its ordinary payroll obligations to any Insider or employee employed by the Borrowers and any other liabilities, including reimbursement expenses, paid by the Borrowers for or on behalf of any Insider or employee of the Borrowers, Borrowers making no payments to any Insider or employee of Borrowers on account of (i) any debt, (ii) dividend, (iii) consulting agreement, (iv) lease, or (v) other agreements, without Lender’s advance written consent to the payment to the respective Insider or employee of the Borrowers. For purposes of this Agreement, the term “Insider” shall have the meaning prescribed in section 101(31) of Title 11 (the “Bankruptcy Code”) of the United States Code;

j.	Notwithstanding anything to the contrary contained in the Loan Documents, as of the date of this Agreement, the Borrowers making no Capital Expenditures, without Lender’s advance written consent to the payment of the respective Capital Expenditures. For the purposes of this Agreement, Capital Expenditures shall mean for this Forbearance Period, the aggregate amount of (a) all expenditures made, directly or indirectly, by the Borrowers during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with generally accepted accounting principles (GAAP), reflected as additions to property, plant or equipment on a consolidated balance sheet of any of the Borrowers or have a useful life of more than one year, plus (b) to the extent not included in clause (a) above, the aggregate principal amount of all Indebtedness, including obligations under Capital Leases, assumed or incurred in connection with any such expenditures. For the purposes of this Agreement, “Capital Lease” shall mean, as applied to the Borrowers, any lease of (or any other agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of any of the Borrowers;

k.	Borrowers providing Lender with ongoing financial projections and other financial information as Lender may from time to time request in order to clearly outline the Borrowers’ ability to repay the Obligations, performance under the Purchase Agreement, and any other amounts owing to Lender;

l.	Borrowers complying with all requirements of the Loan Documents to the extent not inconsistent with this Agreement; and

m.	Borrowers not entering into any agreement with any third party, including, without limitation, Canal, the State and/or DCV, which would affect in any material respect Lender’s rights and preferences hereunder or under any Loan Documents, without first obtaining written consent from Lender, such consent not to be unreasonably withheld. Borrowers shall promptly provide to Lender copies of any agreements with any other creditor that may constitute an agreement that Borrowers may enter into prior to the end of the Forbearance Period.

5. Further Agreements. Borrowers agree and acknowledge that:

(a) In consideration of the Lender entering into this Agreement, and for other good and valuable consideration, the Borrowers hereby agree that if any of the Borrowers (i) has an order for relief entered, or has an involuntary petition filed against it, in a case under the Bankruptcy Code, (ii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the Federal Bankruptcy Reform Act of 1978, as amended, or any other applicable federal or state law relating to bankruptcy, insolvency, or other debtor relief, or (iii) seeks or consents to the appointment of any trustee, receiver, conservator or liquidator, then the Lender will be immediately and absolutely entitled to, and the Borrowers hereby consent to, the following relief, whether singly, alternatively or cumulatively, and such Borrower will not assert or request or cause any other individual or entity to assert that any automatic stay operate to stay, condition, reduce or inhibit the following rights to the Lender:

(i) the Lender will be entitled to the immediate termination of any automatic stay under the Bankruptcy Code to enable the Lender to exercise any and all of its respective rights and remedies against the Collateral, including but not limited to, the exercise of any and all of its respective rights under the terms of the Loan Documents and applicable law;

(ii) the Lender will be entitled to the immediate dismissal of any such case pursuant to section 305(a)(1) of the Bankruptcy Code, including all attorneys’ fees and expenses attendant thereto, and such Borrower agrees that such dismissal will be in the interests of such Borrower , its affiliates and each of its creditors; and

(iii) the Lender will be entitled to the immediate dismissal of any such case pursuant to section 1112(b) of the Bankruptcy Code for cause, and the Borrowers agree that the filing of such a case will be deemed per se to have been commenced in bad faith and solely for the improper purpose of impeding the Lender in the exercise of its rights and remedies with attendant unnecessary delay and expense.

Upon the filing of any motion or other pleading or the taking of any other action by the Lender in any bankruptcy case of any Borrower for relief from the automatic stay or for a modification or lifting of the automatic stay or any stay otherwise provided for by applicable law as it relates to the Lender and affects its rights and remedies against any Borrower, it will not in any manner whatsoever oppose or object, and will not request or cause any other party to oppose or object, to such motion or pleading or other action, but, rather, hereby irrevocably consents thereto. Upon the commencement of any voluntary or involuntary bankruptcy case by or against any Borrower, such Borrower hereby irrevocably waives and agrees (a) not to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to section 105 of the Bankruptcy Code or otherwise, to stay, condition, reduce or inhibit the ability of the Lender to enforce any of its rights under the Loan Documents or applicable law, and (b) that such Borrower will not, without the express written consent of the Lender, seek to use, spend, transfer or otherwise dispose of any Collateral, or seek a court order allowing such Borrower to do any of the foregoing;

(b) If an Agreement Default occurs, Lender, without notice to the Borrowers and without reference to the value of the Collateral or to the solvency or insolvency of any of the Borrowers or any of the Borrowers’ affiliates may immediately appoint, whether at Lender’s own instigation or pursuant to the order of any court, a receiver for all or any of the Collateral. The Borrowers hereby consent to such appointment and agree to take all necessary steps to immediately, completely and effectively transfer all of their rights, title and interests in and to the Collateral to any such receiver, including, without limitation, to transfer or assign all Equipment (as defined in the Security Agreement), personal property, lists, accounts, intangibles, inventory, all leases for payments with respect to Equipment, proceeds of any insurance, any and all service and warranty rights related to the Equipment, mortgages, guarantees, and assignments of personal property. The appointment of a receiver will be for the benefit of the Lender, and such receiver will be vested with the power to take immediate possession of all of the Collateral, to manage the Borrowers’ assets and business, and to collect all profits, accounts and proceeds of the Collateral, and when collected, may be applied toward the payment of the Obligations to the Lender, and the costs, attorneys’ fees, taxes, insurance or other items necessary for the protection and preservation of the Collateral, including the expenses of such receivership. Such receiver will be directed to sell the Collateral as promptly as is commercially reasonable, subject to court approval, and will apply the proceeds of the sale against the Obligations;

(c) Borrowers will defend, protect, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents, employees and representatives) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender will be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Collateral, or any activities of Borrowers or any of its Affiliates. All obligations provided for in Section 5(d) of this Agreement will survive any termination of this Agreement; and

(d) This Agreement is not intended to, nor will it, establish any course of dealing between the Borrowers and Lender that is inconsistent with the express terms of the Loan Documents. It is strictly and expressly understood by the Borrowers that the granting of this Forbearance Period does not in any way imply that an additional forbearance will be granted by Lender beyond this Forbearance Period.

6. Fees and Expenses. In conjunction with the execution of this Agreement and without limiting any provision contained in the Loan Documents, the Borrowers jointly and severally agree to reimburse Lender promptly upon demand for all costs, fees, expenses and liabilities incurred by Lender in connection with or arising out of: (a) the negotiation, preparation, closing and enforcement of this Agreement, any amendment hereof and any agreements, documents and instruments in any way relating to this Agreement, and any of Lender’s rights hereunder; (b) the negotiation, preparation, closing and enforcement of any restructuring of the credit arrangements, any amendment thereof and any agreements, documents and instruments in any way relating thereto and any of Lender’s rights thereunder; (c) any settlement following the occurrence of an Event of Default under the Loan Documents or any Agreement Default; (d) enforcing any obligation or foreclosing against the Collateral or other security or exercising or enforcing any other right or remedy available by reason of such Event of Default or Agreement Default; (e) foreclosing against any mortgages; (f) all costs, fees and expenses associated with any (1) title searches, (2) title insurance, (3) filing of mortgages and financing statements, and (4) mortgage taxes; (g) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (h) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any of Borrowers and related to or arising out of the transactions contemplated hereby; (i) taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (j) protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; (k) attempting to enforce or enforcing any lien on or security interest in any of the Collateral; or (l) meeting with any of Borrowers to discuss such Event of Default or Agreement Default and the course of action to be taken in connection therewith; the foregoing to include, without limitation, attorneys’ fees and fees of other professionals, all lien search and title search fees, all title insurance premiums, all filing and recording fees and all travel expenses. All of the foregoing will be part of the Obligations, payable upon demand, and secured by the Collateral. The Obligations described under this section will survive any termination of the Loan Documents, this Agreement or the restructuring of the credit arrangements.

7. Representations and Warranties. To induce Lender to enter into this Agreement, each of the Borrowers represents and warrants to Lender as follows:

(a) Organization. DPAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Quatech is a corporation, validly existing, and in good standing under the law of the State of Ohio.

(b) Authority. Each Borrower has full company power and authority to execute, deliver, and perform this Agreement and has taken all company action required by law and its articles of incorporation to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Borrowers enforceable against the Borrowers in accordance with its terms.

(c) Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Agreement by the Borrowers, and the execution and delivery of this Agreement does not (i) contravene or result in a breach or default under the articles of incorporation, articles of organization, bylaws, operating agreement or any other governing document, agreement or instrument to which the Borrowers are parties or by which any of their respective properties are bound, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrowers.

(d) All representations and warranties contained in this Agreement, including but not limited to the recitals herein, and in any and all of the other Loan Documents are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement. The Loan Documents represent unconditional, absolute, valid, and enforceable obligations against the Borrowers. To the best of their knowledge, none of the Borrowers have any claims or defenses against Lender or any other person or entity which would or might affect (i) the enforceability of any provisions of any Loan Documents or (ii) the collectability of sums advanced by Lender in connection with the Obligations. The Borrowers understand and acknowledge that Lender is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agree that such reliance is reasonable and appropriate.

(e) Cooperation of Borrowers. Borrowers shall take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Lender from suffering a loss with respect to the Collateral or any rights or remedies of Lender with respect to the Collateral or this Agreement in the event of a Default by the Borrowers under this Agreement.

8. Default. An Agreement Default (“Agreement Default”) shall exist under this Agreement if any one or more of the following events shall have occurred, and which remain uncured past any applicable cure period:

(a) Any breach or default in performance by the Borrowers, of any of the agreements, payments, terms, conditions, covenants, warranties, or representations set forth in this Agreement, which remains uncured more than seven calendar days after Lender provides written notice thereof;

(b) Borrowers’ failure to close the sale of their assets to QT by not later than October 31, 2011;

(c) Borrowers’ failure to satisfy the remaining Indebtedness and all other outstanding Obligations owed to Lender by not later than October 31, 2011; or

(d) Any Borrower is subject to any of the actions described in Section 5 of this Agreement.

9. Remedies in Event of Default. Immediately upon the occurrence of an Agreement Default which remains uncured past any applicable cure period, and notwithstanding anything to the contrary set forth herein, Lender shall have the rights and remedies set forth in the Loan Documents, and in any other document previously, now or hereafter executed and delivered to Lender by the Borrowers regarding the Loan, the rights and remedies contained in this Agreement, and all rights and remedies existing under applicable law. All rights and remedies shall be cumulative and not exclusive, and Lender shall have the right to exercise any and all other rights and remedies which may be available. Any action by Lender against any property or party shall not serve to release or discharge any other security, property or person in connection with this transaction. In addition to any other rights and remedies which may be available, Lender may, in its sole discretion: (i) enter, with or without process of law, any premises where the Collateral or the books and records of the Borrowers related thereto are or may be located, and without charge or liability to Lender therefore, seize and remove the Collateral and books and records in any way relating to the Collateral from such premises and/or remain upon the premises and use the same (together with said books and records) for the purpose of collecting, preparing and/or disposing of the Collateral; (ii) sell or otherwise dispose of the Collateral at public or private sale for cash or credit; (iii) in the event that the Borrowers fail to perform, observe or discharge any of their respective obligations or liabilities under the Loan Documents or this Agreement, obtain temporary and permanent injunctive relief without the necessity of proving irreparable injury, and without the necessity of posting a bond or other security, it being expressly recognized and agreed that no remedy at law will provide adequate relief to Lender under such circumstances.

10. Release and Covenant Not to Sue. Borrowers jointly and severally release, acquit, and forever discharge the Lender and its respective directors, officers, employees, independent contractors, attorneys and agents (collectively, the “Released Parties”), to the fullest extent permitted by applicable state and federal law, from any and all acts and omissions of the Released Parties and from any and all claims, causes of action, counterclaims, demands, controversies, costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, and executions of any nature, type, or description, which the Borrowers have or may have against the Released Parties, including, but not limited to, negligence, gross negligence, usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual and business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful setoff, violations of statutes and regulations of governmental entities, instrumentalities and agencies (both civil and criminal), racketeering activities, securities and antitrust laws violations, tying arrangements, deceptive trade practices, breach or abuse of any alleged fiduciary duty, breach of any alleged special relationship, course of conduct or dealing, alleged obligation of fair dealing, alleged obligation of good faith, and alleged obligation of good faith and fair dealing, whether or not in connection with or related to the Loan Documents, and/or this Agreement, at law or in equity, in contract, in tort, or otherwise, known or unknown, suspected or unsuspected (collectively, the “Released Claims”). The Borrowers further agree to limit any damages they may seek in connection with any claim or cause of action, if any, to exclude all punitive and exemplary damages, damages attributable to lost profits or opportunity, damages attributable to mental anguish, and damages attributable to pain and suffering, and the Borrowers do hereby waive and release all such damages with respect to any and all existing claims or causes of action against any of the Released Parties. The Borrowers represent and warrant that no facts exist which could presently or in the future could support the assertion of any of the released claims against the Released Parties. The Borrowers further covenant not to sue the Released Parties on account of any of the Released Claims, and expressly waive any and all defenses they may have or come to have in connection with their debts and obligations under the Loan Documents, and/or this Agreement. This section is in addition to and shall not in any way limit any other release, covenant not to sue, or waiver by the Borrowers in favor of the Released Parties.

11. Setoff. In addition to any rights now or hereafter granted under applicable law or this Agreement and not by way of limitation of any such rights, upon the occurrence of any (i) Event of Default (other than an Existing Default and/or Continuing Default), or (ii) Agreement Default which remains uncured past any applicable cure period, Lender is hereby authorized by the Borrowers, or any of them, at any time or from time to time, without notice to the Borrowers, or any other person or entity, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts), and any other indebtedness at any time held or owing by Lender, including, but not limited to, all claims of any nature or description arising out of or connected with any Loan Document or this Agreement, regardless of whether Lender shall have made any demand under any such document or otherwise.

12. Incorporation of Other Documents. The Loan Documents and all other agreements, documents and writings between or among any or all of the parties hereto and Lender are expressly reaffirmed and incorporated herein by this reference, and shall remain in full force and effect and continue to govern and control the relationship between the parties hereto except to the extent they are inconsistent with, amended or superseded by this Agreement. To the extent of any inconsistency, amendment or superseding provision, this Agreement shall govern and control.

13. Notice. All notices or demands hereunder to parties hereto shall be sufficient if made in writing and sent and confirmed by facsimile addressed to the parties respectively as follows:

If to Lender:	Fifth Third Bank Fifth Third Center 600 Superior Avenue, East 4th Floor MD A6514C Cleveland, Ohio 44114 Attn: David F. Huffman Facsimile: 216-274-5617

If to DPAC:	DPAC Technologies Corp. 5675 Hudson Industrial Park Hudson, Ohio 44236 Attn: President Fax No.:330-655-9010

If to Quatech:	Quatech, Inc. 5675 Hudson Industrial Park Hudson, Ohio 44236 Attn: President Fax No.:330-655-9010

14. Amendments. This Agreement may not be amended or modified except in a writing signed by Lender and the Borrowers.

15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and Lender and their respective successors, heirs (where appropriate) and assigns; provided, however, that the foregoing shall not authorize any assignment by the Borrowers of their rights or duties hereunder. Lender does not undertake to give or to do or refrain from doing anything directly to or for the benefit of any person other than the Borrowers and, with respect to the Borrowers, other than as described herein. Although third parties may incidentally benefit from this Agreement, there are no intended beneficiaries other than the Borrowers and Lender.

16. Indulgence: Modifications. No delay or failure of Lender to exercise any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Lender hereunder are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have accept as modified herein. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement or the Loan Documents, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of Lender.

17. Waivers Voluntary. The releases and waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has had opportunity to consult with its counsel and has carefully and completely read all of the terms and provisions of this Agreement.

18. Governing Law and Venue. This Agreement is made in the State of Ohio and the validity of this Agreement, any documents incorporated herein or executed in connection herewith, and (notwithstanding anything to the contrary therein) the Loan Documents, and the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by and construed in accordance with the internal laws of The State of Ohio, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Agreement, any documents incorporated herein or executed in connection herewith, the Loan Documents shall be tried and litigated only in the Federal District Court for the Northern District of Ohio or the state courts of Cuyahoga County.

The parties hereto waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Service of process, sufficient for personal jurisdiction in any action against the Borrowers, may be made by registered or certified mail, return receipt requested, to its address(es) set forth in Section 13 hereof.

19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

20. Power of Attorney. Each of the Borrowers does hereby irrevocably constitute and appoint Lender as the Borrowers’ true and lawful attorney-in-fact for it or them, in its or their name, place and stead, with full power of delegation and substitution, to make, execute, deliver any and all instruments, papers and documents, which shall become necessary, proper, convenient or desirable to further evidence perfection of Lender’s liens against, or to liquidate any of the Collateral, including without limitation, the right to supply any necessary endorsement for any instrument, as the same may be allowed pursuant to this Agreement or the Loan Documents.

21. Entire Agreement. This Agreement, and any agreements, documents and instruments executed and delivered pursuant hereto or in connection herewith, or incorporated herein by reference, contains the entire agreement of the parties hereto and no party shall be bound by anything not expressed in writing.

22. Severability. If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable or in conflict with any law of the State of Ohio, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of this Agreement shall not be affected thereby.

23. Further Assurance. Each of the Borrowers agrees to execute such other and further documents and instruments as Lender may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents.

24. WAIVER OF A JURY TRIAL. LENDER AND THE BORROWERS EACH ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, EACH PARTY AGREES THAT NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER EACH PARTY BELIEVES AND AGREES THAT IT SHALL BE IN ITS BEST INTEREST TO WAIVE SUCH RIGHT, AND ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENT OR THE RELATIONSHIP AMONG LENDER AND THE BORROWERS SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

25. Integration. This Agreement and the other Loan Documents and Forbearance Agreements are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Each of the Borrowers acknowledge that they are relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Lender or any employee or agent of Lender except for the agreements by Lender set forth herein or in the other Loan Documents. Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect.

26. Reversal of Payments. If Lender receives any payments or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continued as if such payments or proceeds had not been received by Lender.

27. Warrant of Attorney. Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after the obligations hereunder become due, whether by acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of Lender for the amount then appearing due together with interest, charges, court costs and attorneys’ fees. Stay of execution and all exemptions are hereby waived. EACH BORROWER AND ANY ENDORSER OR ANY GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR ANY OF THE BORROWERS WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS SECTION. BORROWERS AGREE THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR HOLDER OF SUCH OBLIGATION, BORROWERS WAIVE ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING THE BORROWERS IS BEING PAID BY LENDER OR THE HOLDER OF SUCH OBLIGATION.

[Remainder Of Page Intentionally Left Blank -

Signature Page Follows]

IN WITNESS WHEREOF, Borrowers and Lender, by their duly authorized representatives, have caused this Agreement to be executed in manner and form sufficient to bind them at Akron, Ohio, as of the date first above written.

WARNING — BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

LENDER:		BORROWERS:

FIFTH THIRD BANK		DPAC TECHNOLOGIES CORP.

By:	/s/ David F. Huffman	By:	/s/ Steven Runkel
	David F. Huffman		Steven Runkel
Its:	Vice President	Its:	Chief Executive Officer

QUATECH, INC.

		By:	/s/ Steven Runkel
Steven Runkel
		Its:	Chief Executive Officer

EXHIBIT A

Borrower Resolutions

EXHIBIT B

Consent of Subordinated Creditor

EXHIBIT A

Borrower Resolutions

EXHIBIT B

Form of Consent of Subordinated Creditor

CONSENT OF SUBORDINATED CREDITOR

In order to induce FIFTH THIRD BANK, an Ohio banking corporation, in its capacity as the senior secured lender (collectively, the “Lender”), to execute and deliver that certain Forbearance Agreement dated as of even date herewith (the “Agreement”) by and among Bank, DPAC Technologies Corp., a California corporation, Quatech, Inc., an Ohio corporation (the “Borrowers”), and Lender, Development Capital Ventures, L.P. (the “Subordinated Creditor”) hereby (i) consents to the Agreement to the extent that such Agreement would violate the provisions of that certain Acknowledgement Agreement dated January 29, 2008 or that certain Second Acknowledgement and Consent Agreement dated March 26, 2010 (collectively, as they may be amended, restated, or otherwise modified from time to time, the “Subordination Agreement”), by and between Lender and Subordinated Creditor, (ii) reaffirms its obligations under the Subordination Agreement, and (iii) agrees, acknowledges, represents, and warrants that the Subordination Agreement remains in full force and effect following the execution of the Agreement and continues to be the legal, valid, and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms.

This Consent of Subordinated Creditor is dated as of August 3, 2011.

U.S. Small Business Administration as Receiver for Development Capital Venture, L.P.

By:	/s/ Thomas G. Morris
Its:	Director, Office of Liquidation

CONSENT OF SUBORDINATED CREDITOR

In order to induce FIFTH THIRD BANK, an Ohio banking corporation, in its capacity as the senior secured lender (collectively, the “Lender”), to execute and deliver that certain Forbearance Agreement dated as of even date herewith (the “Agreement”) by and among Bank, DPAC Technologies Corp., a California corporation, Quatech, Inc., an Ohio corporation (the “Borrowers”), and Lender, Canal Mezzanine Partners, L.P. (the “Subordinated Creditor”) hereby (i) consents to the Agreement to the extent that such Agreement would violate the provisions of that certain Acknowledgement Agreement dated January 29, 2008 or that certain Second Acknowledgement and Consent Agreement dated March 26, 2010 (collectively, as they may be amended, restated, or otherwise modified from time to time, the “Subordination Agreement”), by and between Lender and Subordinated Creditor, (ii) reaffirms its obligations under the Subordination Agreement, and (iii) agrees, acknowledges, represents, and warrants that the Subordination Agreement remains in full force and effect following the execution of the Agreement and continues to be the legal, valid, and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms.

This Consent of Subordinated Creditor is dated as of July 29, 2011.

Canal Mezzanine Partners, L.P.

By:	Canal Mezzanine Management, LLC
Its:	General Partner

By:	Canal Holdings, LLC
Its:	Managing Member

By:	/s/ Kevin Coyne
Its:	President

CONSENT OF SUBORDINATED CREDITOR

In order to induce FIFTH THIRD BANK, an Ohio banking corporation, in its capacity as the senior secured lender (collectively, the “Lender”), to execute and deliver that certain Forbearance Agreement dated as of even date herewith (the “Agreement”) by and among Bank, DPAC Technologies Corp., a California corporation, Quatech, Inc., an Ohio corporation (the “Borrowers”), and Lender, Director of Development of the State of Ohio (the “Subordinated Creditor”) hereby (i) consents to the Agreement to the extent that such Agreement would violate the provisions of that certain Acknowledgement Agreement dated January 29, 2008 or that certain Second Acknowledgement and Consent Agreement dated March 26, 2010 (collectively, as they may be amended, restated, or otherwise modified from time to time, the “Subordination Agreement”), by and between Lender and Subordinated Creditor, (ii) reaffirms its obligations under the Subordination Agreement, and (iii) agrees, acknowledges, represents, and warrants that the Subordination Agreement remains in full force and effect following the execution of the Agreement and continues to be the legal, valid, and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms.

This Consent of Subordinated Creditor is dated as of July 29, 2011.

Director of Development of the State of Ohio

By:	/s/ Christiane Schmenk
Its:	Chief Legal Counsel and Ethics Officer